EXHIBIT 10.134

PERFORMANCE HEALTH TECHNOLOGIES, INC.
427 Riverview Plaza
Trenton, NJ 08611
Telephone:  (609) 656-0181
Facsimile:  (609) 656-0869

Dear Holder of Promissory Notes dated April 4, 2006:

The Company is requesting your consent that the Promissory Note that was issued by the company on April 4, 2006 with an extended maturity date of May 1 is not and will not be in default through December 31, 2008

Please take a moment to sign and return your consent by facsimile to 609-656-0869.

As of September 1, 2008	Very truly yours, Dominique Prunetti Miller Dominique Prunetti Miller Secretary

The Waiver is accepted and agreed by the undersigned noteholder:

By:________________________________
Name:
Date: